UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2018

KKR & CO. L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34820 (Commission File Number)	26-0426107 (IRS Employer Identification No.)

9 West 57th Street, Suite 4200 New York, New York (Address of principal executive offices)	10019 (Zip Code)

(212) 750-8300

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 23, 2018, KKR Group Finance Co. IV LLC (the “Issuer”), an indirect subsidiary of KKR & Co. L.P. (the “Partnership”), completed the offering of ¥40,300,000,000 aggregate principal amount of its (i) ¥25,000,000,000 0.509% Senior Notes due 2023 (the “2023 Notes”), (ii) ¥5,000,000,000 0.764% Senior Notes due 2025 (the “2025 Notes”), and (iii) ¥10,300,000,000 1.595% Senior Notes due 2038 (the “2038 Notes” and, together with the 2023 Notes and the 2025 Notes, the “Notes”).  The Notes are guaranteed by the Partnership and KKR Management Holdings L.P., KKR Fund Holdings L.P. and KKR International Holdings L.P., each an indirect subsidiary of the Partnership (collectively with the Partnership, the “Guarantors”).  The Notes were issued pursuant to an indenture (the “Base Indenture”) dated March 23, 2018, as supplemented by a first supplemental indenture, dated March 23, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each among the Issuer, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The 2023 Notes bear interest at a rate of 0.509% per annum and will mature on March 23, 2023 unless earlier redeemed. The 2025 Notes bear interest at a rate of 0.764% per annum and will mature on March 21, 2025 unless earlier redeemed. The 2038 Notes bear interest at a rate of 1.595% per annum and will mature on March 23, 2038 unless earlier redeemed. Interest on the Notes accrues from March 23, 2018 and is payable semiannually in arrears on March 23 and September 23 of each year, commencing on September 23, 2018 and ending on the applicable maturity date. The Notes are unsecured and unsubordinated obligations of the Issuer. The Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the Guarantors. The Guarantees are unsecured and unsubordinated obligations of the Guarantors.

The Indenture includes covenants, including limitations on the Issuer’s and the Guarantors’ ability to, subject to exceptions, incur indebtedness secured by liens on voting stock or profit participating equity interests of their subsidiaries or merge, consolidate or sell, transfer or lease assets. The Indenture also provides for events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Notes and any accrued and unpaid interest on the Notes automatically become due and payable. The Issuer may redeem the Notes at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, together with interest accrued and unpaid to, but excluding, the date fixed for redemption, at any time, in the event of certain changes affecting taxation as provided in the Indenture.

The preceding is a summary of the terms of the Base Indenture, the First Supplemental Indenture and the forms of the 2023 Notes, the 2025 Notes and the 2038 Notes, and is qualified in its entirety by reference to the Base Indenture filed as Exhibit 4.1 to this report, the First Supplemental Indenture filed as Exhibit 4.2 to this report, and the forms of the 2023 Notes, the 2025 Notes and the 2038 Notes filed as Exhibit 4.3, Exhibit 4.4 and Exhibit 4.5 to this report, respectively, each of which is incorporated herein by reference as though they were fully set forth herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 4.1
Indenture dated as of March 23, 2018 among KKR Group Finance Co. IV LLC, KKR & Co. L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR International Holdings L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

Exhibit 4.2
First Supplemental Indenture dated as of March 23, 2018 among KKR Group Finance Co. IV LLC, KKR & Co.  L.P., KKR Management Holdings L.P., KKR Fund Holdings L.P., KKR International Holdings L.P. and The Bank of New York Mellon Trust Company, N.A., as trustee.

Exhibit 4.4	Form of 0.509% Senior Note due 2023 (included in Exhibit 4.2 hereto).
Exhibit 4.5	Form of 0.764% Senior Note due 2025 (included in Exhibit 4.2 hereto).
Exhibit 4.6	Form of 1.595% Senior Note due 2038 (included in Exhibit 4.2 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. L.P.

Date: March 23, 2018	By:	KKR Management LLC, its general partner

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary